EXHIBIT 15.1




                       ACCOUNTANTS' AWARENESS LETTER



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


          Re:  Global Marine Inc.
               Registration Statement on Form S-3


     We are aware that our report dated May 10, 1995 on our review of the condensed consolidated interim financial information of Global Marine Inc. and subsidiaries for the quarter ended March 31, 1995 and included the Company's Quarterly Report on Form 10-Q for the quarter then ended is incorporated by reference into the prospectus pertaining to the proposed offering of up to $75,000,000 of Debt Securities, Preferred Stock and/or Common Stock of Global Marine Inc. that constitutes part of this Registration Statement on Form S-3 being filed by Global Marine Inc. with the Securities and Exchange Commission under the Securities Act of 1933, as amended. Pursuant to Rule 436 (c) under the Securities Act of 1933, said report should not be considered a part of said Registration Statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


                                   /s/ Coopers & Lybrand L.L.P.



Houston, Texas
May 31, 1995